     As filed with the Securities and Exchange Commission on June 3, 1999
                                                      Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ChiRex Inc.
            (Exact name of registrant as specified in its charter)

                               ---------------

                   Delaware                                    04-3296309
 (State or other jurisdiction of incorporation   (I.R.S. Employer Identification Number)
               or organization)

                        300 Atlantic Street, Suite 402
                          Stamford, Connecticut 06901
                                 203-351-2300
  (Address, including zip code, and telephone number, including area code, of registrant's principal execution offices)

                           Thomas I. H. Dubin, Esq.
                 Vice President, General Counsel and Secretary
                                  ChiRex Inc.
                        300 Atlantic Street, Suite 402
                          Stamford, Connecticut 06901
                                 203-351-2300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                    Copy to
                           Kris F. Heinzelman, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                           New York, New York 10019
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                        CALCULATION OF REGISTRATION FEE

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
                                         Proposed maximum Proposed maximum
  Title of each class                        offering        aggregate
    of securities to     Amount to be       price per         offering         Amount of
     be registered        registered         unit(1)          price(2)      Registration Fee
-------------------------------------------------------------------------------
Debt Securities(4)......
Preferred Stock, par
 value
 $.01 per share (5)(6)..
Depositary Shares(6)....      (3)               (3)              (3)               (3)
Common Stock, par value
 $.01 per share(7)......
Warrants(8).............
-------------------------------------------------------------------------------
Total................... $104,625,000(9)       100%         $104,625,000(9)  $29,085.75(10)

-------------------------------------------------------------------------------
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(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule
    457(o) under the Securities Act of 1933.
(3) Not applicable pursuant to General Instructions II.D. of Form S-3.
                                             (footnotes continued on next page)
                               ---------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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-------------------------------------------------------------------------------

Post-Effective Amendment No. 1 to Registration Statement No. 333-68849

(continued from previous page)

 (4) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the registrant. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $104,625,000 less the dollar amount of any securities previously issued hereunder.
 (5) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant. There are also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon the exercise of certain associated Rights (as defined) to purchase fractional interests in shares of Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.
 (6) Subject to note (9) below, there is being registered hereunder an indeterminate number of Depositary Shares (to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement) as may be sold, from time to time, by the registrant. In the event the registrant elects to offer fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.
 (7) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant. There are also being registered hereunder (i) an indeterminate number of shares of Common Stock as may be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder and (ii) the Rights referred to in note (5) above. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are evidenced by the certificates representing the Common Stock and will be transferred along with and only with the Common Stock. After the occurrence of certain prescribed events, none of which has occurred, the Rights will be evidenced by separate certificates.
 (8) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Warrants, (representing rights to purchase Debt Securities, Preferred Stock, or Common Stock registered hereunder) as may be sold, from time to time, by the registrant.
 (9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $104,625,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(10) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act, this Registration Statement contains a prospectus that also relates to the $45,375,000 of Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants registered on the Registration Statement on Form S-3 (No. 333-68849) (relating to an aggregate $100,000,000 of debt securities, preferred stock, depositary shares, common stock and warrants) previously filed by the Registrant and declared effective on December 28, 1998 and as to which a filing fee of $12,614.25 was paid. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 (No. 333-68849) and such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

PROSPECTUS

                                  ChiRex Inc.

                                DEBT SECURITIES,
                                PREFERRED STOCK,
                               DEPOSITARY SHARES,
                                    WARRANTS
                                AND COMMON STOCK

  From time to time, we may sell any of the following securities:

 . Debt securities which may be

  --senior or subordinated in priority of payment

  --convertible or exchangeable into other of our securities or the securities of another issuer

 . Preferred stock which may be convertible into our common stock or exchangeable for our debt securities

 . Depositary shares which represent a fractional share of our preferred stock

 . Warrants which would allow a buyer to purchase our debt securities, preferred stock or common stock

 . Common stock

  When we decide to sell a particular series of securities, we will prepare a Prospectus Supplement describing such securities offering and the particular terms of the securities. You should read this Prospectus and any Prospectus Supplement carefully.

  Our common stock is listed on the Nasdaq Stock Market's National Market under the trading symbol "CHRX".

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this Prospectus or determined if this Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                               ----------------

                  The date of this Prospectus is      , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus.....................................................    i
Where You Can Find More Information.......................................   ii
Disclosure Regarding Forward-Looking Statements...........................   ii
The Company...............................................................    1
Use of Proceeds...........................................................    2
Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges--Coverage
 Deficiency...............................................................    2
Description of Debt Securities............................................    3
Description of Capital Stock..............................................   15
Description of Depositary Shares..........................................   18
Description of Warrants...................................................   21
Plan of Distribution......................................................   22
Legal Opinions............................................................   23
Experts...................................................................   23

  This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time over approximately the next two years, sell any combination of the securities described in this Prospectus in one or more offerings up to a total dollar amount of $150,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

  This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "Where You Can Find More Information About the Company" beginning on page (ii) of this Prospectus.

  You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are offering to sell securities and making offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the securities. In this Prospectus, the "Company," "ChiRex," "we," "us" and "our" refer to CHIREX INC.

                            WHERE YOU CAN FIND MORE
                         INFORMATION ABOUT THE COMPANY

  We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

  The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

  (1) Annual Report on Form 10-K for the year ended December 31, 1998; and

  (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

  You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                       Thomas I.H. Dubin, Esq.
                       Vice President, General Counsel and Secretary
                       ChiRex Inc.
                       300 Atlantic Street, Suite 402
                       Stamford, Connecticut 06901
                       (203) 351-2300

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intent," "estimate" and similar expressions.

  Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors ("Cautionary Statements") such as product development and market acceptance risks, product manufacturing risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, risks of product non-approval or delays or post-approval reviews by the U.S. Food and Drug Administration ("FDA") or foreign regulatory authorities.

  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this Prospectus will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements.

                                  THE COMPANY

  ChiRex is an integrated outsourcing company that provides an extensive range of services to pharmaceutical and life science companies. Our services span from the early stages of post-discovery drug development to full scale manufacturing of active ingredients. As a customer discovers a new molecule for possible drug therapies, the creation of the compound goes through a number of phases, any one or all of which are suitable for outsourcing to third parties such as ChiRex, including:

  . design, development and synthesis of molecules, including process development;

  .   evaluation, analysis and scale-up activities; and

  . full scale production in accordance with current Good Manufacturing Practices at two FDA inspected sites.

  We are one of only a few outsourcing companies to offer all of these services in-house in addition to offering proprietary process technologies. By offering integrated services, we are able to minimize the risks, costs and time associated with our customers bringing new drugs to market. Specifically, we provide contract process research and development and pharmaceutical fine chemical manufacturing services, while also offering our customers access to our extensive portfolio of proprietary technologies. Our contract manufacturing services, developed over the past 30 years, include process research and development, hazard evaluation, analytical methods development, clinical quantity production and both pilot-scale and commercial scale manufacturing. In addition, we utilize our proprietary technologies to solve process development challenges for our customers and reduce drug development time.

                                USE OF PROCEEDS

  Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, which may include repayment of indebtedness, acquisitions, additions to working capital, capital expenditures and repurchases and redemption of securities.

                    RATIO OF EARNINGS TO FIXED CHARGES AND
                EARNINGS TO FIXED CHARGES--COVERAGE DEFICIENCY

  The following table sets forth the Company's consolidated ratio of earnings to fixed charges and earnings to fixed charges--coverage deficiency for each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998 and for the three months ended March 31, 1999.

                                     Year Ended December 31,      Three Months
                                   ----------------------------      Ended
                                   1994 1995  1996   1997  1998  March 31, 1999
                                   ---- ---- ------ ------ ----  --------------
Ratio of earnings to fixed
 charges.......................... N/A  N/A     N/A    N/A 1.34x      2.95x
Earnings to fixed charges--
 coverage deficiency.............. N/A  N/A  $6,442 $1,135  N/A        N/A

  For purposes of calculating the ratio of earnings to fixed charges and the amount of earnings to fixed charges--coverage deficiency (the difference between earnings and the amount of the fixed charges), earnings represent income (losses) before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of the total of (i) interest, whether capitalized or expensed, and (ii) amortization of deferred debt costs.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

  The Debt Securities will be general obligations of the Company and may be subordinated to "Senior Indebtedness" (as defined below) of the Company to the extent set forth in the Prospectus Supplement relating thereto. See "Description of Debt Securities--Subordination" below. Debt Securities will be issued under an indenture (the "Indenture") between the Company and one or more commercial banks to be selected as trustees (collectively, the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement filed with the SEC. The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indenture, including the definition therein of terms used below.

General

  The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities of the series with respect to which such Prospectus Supplement is being delivered:

    (a) the title of the Debt Securities of the series;

    (b) any limit on the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under the Indenture;

    (c) the date or dates on which the principal and premium with respect to the Debt Securities of the series are payable;

    (d) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Registered Securities (as defined below)), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

    (e) the place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of Registered Securities) or the principal London office of the Trustee (in the case of Bearer Securities), where the principal, premium, and interest with respect to Debt Securities of the series shall be payable;

    (f) the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

    (g) whether Debt Securities of the series are to be issued as Registered Securities or Bearer Securities (as defined below) or both and, if Bearer Securities are to be issued, whether coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

    (h) if any Debt Securities of the series are to be issued as Bearer Securities or as one or more Global Securities (as defined below) representing individual Bearer Securities of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Bearer Security of the series payable with respect to any interest payment date prior to the exchange of such temporary Bearer Security for definitive Bearer Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Bearer Securities of the series;

    (i) the obligation, if any, of the Company to redeem, purchase, or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligations;

    (j) the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Common Stock, Preferred Stock (which may be represented by Depositary Shares), other Debt Securities or warrants for Common Stock, Preferred Stock, indebtedness or other securities of any kind of the Company or any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

    (k) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

    (l) if the amount of principal, premium or interest with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

    (m) if the principal amount payable at the stated maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

    (n) any changes or additions to the provisions of the Indenture dealing with defeasance;

    (o) any provision for the Offered Securities to be denominated, and payments thereon to be made, in currencies other than the U.S. dollar (including the Euro) or in units based on or relating to such other currencies (including ECUs);

    (p) if other than such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium, and interest with respect to Debt Securities of the series shall be payable;

    (q) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

    (r) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") are applicable and any corresponding changes to provisions of the Indenture as then in effect;

    (s) any addition to or change in the Events of Default (as defined below) with respect to the Debt Securities of the series and any change in the right of the Trustee or the holders to declare the principal, premium and interest with respect to such Debt Securities due and payable;

    (t) if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form, the Depositary (as defined in the applicable Prospectus Supplement) for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to in the Indenture;

    (u) any Trustee, authenticating or paying agents, transfer agents or registrars;

    (v) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the Indenture or in the terms then set forth in the Indenture relating to permitted consolidations, mergers, or sales of assets;

    (w) the terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to Debt Securities of the series and any corresponding changes to the provisions of the Indenture as then in effect;

    (x) the subordination, if any, of the Debt Securities of the series pursuant to the Indenture and any changes or additions to the provisions of the Indenture relating to subordination;

    (y) with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

    (z) any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of the Indenture).

  The Prospectus Supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus Supplement relates, including those applicable to (a) Bearer Securities, (b) Debt Securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (c) Debt Securities with respect to which principal, premium or interest is payable in a foreign or composite currency, (d) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities") and (e) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

  Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Securities will be transferable only by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the Prospectus Supplement relating to such Bearer Securities.

  All funds paid by the Company to a paying agent for the payment of principal, premium or interest with respect to any Debt Securities that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the holders of such Debt Securities or any coupons appertaining thereto will thereafter look only to the Company for payment thereof.

Global Securities

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. A Global Security is a Debt Security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding Debt Securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A Global Security will be deposited with, or on behalf of, a Depositary, which will be identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any nominee of the Depositary to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities. The Company anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with the Depositary ("participants"). Such accounts shall be designated by the dealers or underwriters with respect to such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner or holder of such Global Security, such Depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any of such Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

  Subject to the restrictions applicable to Bearer Securities described in an applicable Prospectus Supplement (see "Limitations on Issuance of Bearer Securities" below), payments of principal, premium, and interest with respect to individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of such Global Security. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made by the Depositary, its nominee or any participants on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests, (b) the payment to the owners of beneficial interests in the Global Security of amounts paid to the Depositary or its nominee or (c) any other matter relating to the actions and practices of the Depositary, its nominee or its participants. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities or any agent of the Company or the Trustee will be liable for any delay by the Depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the Global Security, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes.

  The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive Global Security representing any of such Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security, as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable Prospectus Supplement (see "Limitation on Issuance of Bearer Securities" below).

  If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary, the Company shall appoint a successor depositary. If a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine to no longer have Debt Securities of a series represented by a Global Security and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Furthermore, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee, and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities of such series so issued will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (b) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities or (c) as either Registered Securities or Bearer Securities as described above if the Debt Securities are issuable in either form.

Limitations on Issuance of Bearer Securities

  The Debt Securities of a series may be issued as Registered Securities (which will be registered as to principal and interest in the register maintained by the registrar for such Debt Securities) or Bearer Securities (which will be transferable only be delivery). If such Debt Securities are issuable as Bearer Securities, the applicable Prospectus Supplement will describe certain special limitations and considerations that will apply to such Debt Securities.

Certain Covenants

  Limitation on Secured Debt. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, become liable for any indebtedness for borrowed money secured by a mortgage or lien on a Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary ("Secured Debt") or secure the same without making effective provision for securing the payment of the principal of and interest on the Debt Securities (and, if the company so elects, any indebtedness ranking equally with the Debt Securities) equally and ratably with or prior to such secured indebtedness. This covenant will not apply to debt secured by (a) mortgages or liens on property, capital stock or indebtedness of any corporation existing at the time it becomes a subsidiary, (b) mortgages existing on property at the time of acquisition, purchase money mortgages and mortgages to secure indebtedness incurred within 180 days after the time of acquisition thereof to finance the purchase price, (c) mortgages or liens on unimproved property to finance the cost of improvements to such property, (d) mortgages or liens securing indebtedness owed by a Subsidiary (as defined in the Indenture) to the Company or a wholly owned Restricted Subsidiary, (e) certain mortgages in favor of governmental entities including mortgages in connection with industrial revenue financing or (f) extensions, renewals or replacements of any of the foregoing. Notwithstanding this covenant, the Company and its Restricted Subsidiaries may incur or guarantee any Secured Debt, provided that after giving effect thereto the aggregate amount of such debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate "value" of Sale and Leaseback Transactions (as defined below) other than Sale and Leaseback Transactions permitted under clauses (a) through (d) and (f) in the following paragraph, at such time does not exceed 10% of Consolidated Net Tangible Assets (as defined below).

  Limitation on Sales and Leasebacks. The Indenture provides that sales and leasebacks of a Principal Property (as defined below) by the Company or a Restricted Subsidiary (except those for a temporary period of not more than three years and those from the Company or a wholly owned Restricted Subsidiary) will be prohibited unless (a) the transaction is entered into to finance the cost of acquiring such property or within 180 days after such acquisition, (b) the transaction is entered into finance the cost of improvements to such unimproved property, (c) the transaction is one of certain types in which the lessor is a governmental entity, (d) the transaction involves the extension, renewal or replacement of the transactions referred to in clauses (a) through (c) above, (e) the property involved is property that could be mortgaged without equally and ratably securing the Debt Securities under the last sentence of the preceding paragraph or (f) an amount equal to the proceeds of sale or the fair value of the property sold (whichever is higher) is applied to the retirement of funded debt of the Company.

  A Prospectus Supplement may provide that additional covenants will be applicable to the Company with respect to the Debt Securities of a series. In addition, a Prospectus Supplement may provide that a series of Debt Securities will not have the benefit of the covenants described above.

  Definitions. For purposes of the events described above under Certain Covenants" the following definitions and conventions will apply.

  The term "Restricted Subsidiary" means (a) any Subsidiary other than (1) a Subsidiary the primary business of which consists of one or more of the following: (i) purchasing amounts receivable, (ii) making loans secured by accounts receivable or inventories or otherwise providing credit, (iii) making investment in real estate or providing services directly related thereto or otherwise engaging in the business of a finance or real estate investment company, or (iv) leasing equipment, machinery, vehicles, rolling stock and other articles of use of the business of the Company, or (2) certain named Subsidiaries; and (b) any Subsidiary described in Clauses (1) or (2) of paragraph (a) above which at the time of determination shall be a Restricted Subsidiary pursuant to designation by the Board of Directors hereinafter provided for.

  The Company may by board resolution designate any Unrestricted Subsidiary (defined as a Subsidiary that is not a Restricted Subsidiary) to be a Restricted Subsidiary. The Company may by board resolution designate a newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, provided such designation takes place not later than 90 days after such acquisition or formation.

  The term "Principal Property" will mean any manufacturing or research property, plant or facility of the Company or any Restricted Subsidiary except any property that the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety. The term "Consolidated Net Tangible Assets" will mean at any date the total amount of assets that under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, less the sum of the following items, which would then also be so included in accordance with generally accepted accounting principles: (a) related depreciation, amortization and other valuation reserves, (b) certain investments, less applicable reserves in Unrestricted Subsidiaries, (c) all treasury stock, goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (d) all liabilities and liability in terms of the Company and its Restricted

Subsidiaries (including minority interests in Restricted Subsidiaries held by persons other than the Company or wholly owned Restricted Subsidiaries) except
(i) the reserves deducted as described in clauses (a) and (b) above, (ii) funded debt, (iii) provisions for deferred income taxes and (iv) capital stock, surplus and surplus reserves.

  A Prospectus Supplement may modify or add to the foregoing covenants. In addition, a Prospectus Supplement may omit some or all of the foregoing covenants and/or definitions (thereby evidencing the decision by the Company to not be bound by such covenants and/or definitions).

Subordination

  Debt Securities of a series may be subordinated ("Subordinated Debt Securities") to Senior Indebtedness (as defined in the applicable Prospectus Supplement) to the extent set forth in the Prospectus Supplement relating thereto. The Company conducts substantially all its operations through subsidiaries, and the holders of Debt Securities (whether or not Subordinated Debt Securities) will be structurally subordinated to the creditors of the Company's subsidiaries.

  Upon any payment or distribution of assets of the Company to creditors or upon a total or partial liquidation or dissolution of the Company or in a bankruptcy, receivership, or similar proceeding relating to the Company or its property, holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before holders of Subordinated Debt Securities shall be entitled to receive any payment of principal, premium, or interest with respect to the Subordinated Debt Securities, and until the Senior Indebtedness is paid in full, any distribution to which holders of Subordinated Debt Securities would otherwise be entitled shall be made to the holders of Senior Indebtedness (except that such holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities).

  The Company may not make any payments of principal, premium, or interest with respect to Subordinated Debt Securities, make any deposit for the purpose of defeasance of such Subordinated Debt Securities, or repurchase, redeem, or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund, by the delivery of Subordinated Debt Securities by the Company to the Trustee in satisfaction of the Company's sinking fund obligation) any Subordinated Debt Securities if (a) any principal, premium or interest with respect to Senior Indebtedness is not paid in full in cash within any applicable grace period (including at maturity) or
(b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and such acceleration has been rescinded, such Senior Indebtedness has been paid in full in cash or the Company and the Trustee receive written notice approving such payment from the representatives of such Senior Indebtedness. During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Indebtedness (as defined in the applicable Prospectus Supplement) pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period (the "Payment Blockage Period") commencing on the receipt by the Company and the Trustee of written notice of such default from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice"). The Payment Blockage Period may be terminated before its expiration by written notice to the Trustee and the Company from the person who gave the Blockage Notice, by repayment in full in cash of the Senior Indebtedness with respect to which the Blockage Notice was given or because the default giving rise to the Payment Blockage Period is no longer continuing. Unless the holders of such Designated Senior Indebtedness shall have accelerated the maturity thereof, the Company may resume payments on the Subordinated Debt Securities after the expiration of the Payment Blockage Period. Not more than one Blockage Notice may be given in any period of 360 consecutive days. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, holders of the Subordinated Debt Securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

  By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Subordinated Debt Securities.

Events of Default and Remedies

  The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities:

    (a) default in the payment of any installment of interest on any Debt Securities of that series or any payment with respect to the related coupons, if any, as and when the same shall become due and payable (whether or not, in the case of Subordinated Debt Securities, such payment shall be prohibited by reason of the subordination provisions described above) and continuance of such default for a period of 30 days;

    (b) default in the payment of principal or premium with respect to any Debt Securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise (whether or not, in the case of Subordinated Debt Securities, such payment shall be prohibited by reason of the subordination provisions described above);

    (c) default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable;

    (d) failure on the part of the Company to comply with the provisions of the Indenture relating to consolidations, mergers, and sales of assets;

    (e) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of Debt Securities, in the Indenture with respect to such series, or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

    (f) indebtedness of the Company or any subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $20 million or the United States dollar equivalent thereof at the time, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

    (g) the Company or any of its "Significant Subsidiaries" (defined as any subsidiary of the Company that would be a "significant subsidiary" as defined in Rule 405 under the Securities Act as in effect on the date of the Indenture) shall (1) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal, state or foreign bankruptcy, insolvency or similar law, (2) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Significant Subsidiary or for a substantial part of its property, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors, (6) admit in writing its inability or fail generally to pay its debts as they become due, (7) take corporate action for the purpose of effecting any of the foregoing or (8) take any comparable action under any foreign laws relating to insolvency;

    (h) the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its Significant Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Significant Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Significant Subsidiary or Subsidiaries of the Company or to the Company) or (3) the winding-up or liquidation of the Company or any such Significant Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Significant Subsidiary or Subsidiaries of the Company or to the Company), and such order or decree shall continue unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

    (i) any judgment or decree for the payment of money in excess of $20 million or the United States dollar equivalent thereof at the time is entered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction, which judgment is not covered by insurance, and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged or waived or the execution thereof stayed and, in either case, such default continues for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding; and

    (j) any other Event of Default provided with respect to Debt Securities of that series.

  An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.

  A Prospectus Supplement may omit, modify or add to the foregoing Events of Default.

  If an Event of Default described in clause (a), (b), (c), (d), (e), (f), (i) or (j) above occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal amount (or, if Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) of and interest on all the Debt Securities of such series due and payable immediately. If an Event of Default described in clause (g) or (h) above occurs, unless the principal and interest with respect to all the Debt Securities of all series shall have become due and payable, the principal amount (or, if any series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) of and interest on all Debt Securities of all series then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities.

  If an Event of Default occurs and is continuing, the Trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Debt Securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against the Company or any other obligor on the Debt Securities of such series. In addition, if there shall be pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee, or similar official shall have been appointed for its property, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium, and interest (or, in the case of Original Issue Discount Debt

Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Security or coupon of any series shall have any right to institute any action or proceeding upon or under or with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance thereof, (b) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series shall have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (c) the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the provisions of the Indenture.

  Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities and any related coupons of that series, waive any past default or Event of Default and its consequences for that series, except (a) a default in the payment of the principal, premium, or interest with respect to such Debt Securities or (b) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In case of any such waiver, such default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for all purposes, and the Company, the Trustee and the holders of the Debt Securities of that series shall be restored to their former positions and rights under the Indenture.

  The Trustee shall, within 90 days after the occurrence of a default known to it with respect to a series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured defaults with respect to such series known to it, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.

Modification of the Indenture

  The Company and the Trustee may enter into supplemental Indentures without the consent of the Holders of Debt Securities for one or more of the following purposes:

    (a) to evidence the succession of another person to the Company pursuant to the provisions of the Indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations of the Company in the Indenture and in the Debt Securities;

    (b) to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Debt Securities as the Board of Directors of the Company shall consider to be for the protection of the holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental Indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default);

    (c) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental Indenture or in any Debt Securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of Debt Securities of any series;

    (d) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental Indenture under the Trust Indenture Act as then in effect;

    (e) to add to or change any of the provisions of the Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Registered Securities or of principal, premium or interest with respect to Bearer Securities, or to permit Registered Securities to be exchanged for Bearer Securities, so long as any such action does not adversely affect the interests of the holders of Debt Securities or any coupons of any series in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

    (f) to comply with the provisions of the Indenture relating to consolidations, mergers and sales of assets;

    (g) in the case of Subordinated Debt Securities, to make any change in the provisions of the Indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if each such holder of Senior Indebtedness consents to such change);

    (h) to add guarantees with respect to the Debt Securities or to secure the Debt Securities;

    (i) to make any change that does not adversely affect the rights of any holder;

    (j) to add to change, or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (1) neither apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such Debt Security with respect to such provision or (2) become effective only when there is no such Debt Security outstanding;

    (k) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

    (l) to establish the form or terms of Debt Securities and coupons of any series, as described under "Description of Debt Securities--General" above.

  With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental Indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holder of the Debt Securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental Indenture shall (a) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment, (b) reduce the rate of or extend the time for payment of interest on any Debt Security or coupon or reduce the amount of any payment to be made with respect to any coupon, (c) reduce the principal of or extend the stated maturity of any Debt Security, (d) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed, (e) make any Debt Security payable in a currency other than that stated in the Debt Security, (f) in the case of any Subordinated Debt Security or coupons appertaining thereto, make any change in the provisions of the Indenture relating to subordination that adversely affects the rights of any holder under such provisions, (g) release any security that may have been granted with respect to the Debt Securities, (h) make any change in the provisions of the Indenture relating to waivers of defaults or amendments that require unanimous consent, (i) change any obligation of the Company provided for in the Indenture to pay additional interest with respect to Bearer Securities or (j) limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities or limit the obligation of the Company to redeem certain Bearer Securities.

Consolidation, Merger, and Sale of Assets

  The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

    (a) either (1) the Company shall be the continuing person in the case of a merger or (2) the resulting, surviving, or transferee person, if other than the Company (the "Successor Company"), shall be a corporation organized and existing under the laws of the United States, any State thereof, or the District of Columbia and shall expressly assume all of the obligations of the Company under the Debt Securities and coupons and the Indenture;

    (b) immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing;

    (c) the Successor Company waives any right to redeem any Bearer Security under circumstances in which the Successor Company would be entitled to redeem such Bearer Security but the Company would not have been so entitled to redeem if the consolidation, merger, conveyance, transfer or lease had not occurred; and

    (d) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Indenture.

Satisfaction and Discharge of the Indenture; Defeasance

  The Indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if (a) the Company has delivered to the Trustee for cancelation all Debt Securities of such series (with certain limited exceptions) or (b) all Debt Securities and coupons of such series not theretofore delivered to the Trustee for cancelation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Debt Securities and coupons (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company).

  In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and a "covenant defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the Indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

  The applicable Prospectus Supplement will describe the procedures the Company must follow in order to exercise its defeasance options.

The Trustee

  The Company may appoint a separate Trustee for any series of Debt Securities. As used herein in the description of a series of Debt Securities, the term "Trustee" refers to the Trustee appointed with respect to such series of Debt Securities.

  The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own Debt Securities.

                         DESCRIPTION OF CAPITAL STOCK

General

  The following summary of certain provisions of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation (the "Certificate of Incorporation"), which is included as an exhibit to the Registration Statement of which this Prospectus is a part, and by the provisions of applicable law.

Common Stock

  The Company's Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of Common Stock, $.01 par value per share. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemption, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

  The outstanding shares of Common Stock are listed on the NASDAQ and trade under the symbol "CHRX."

  The transfer agent and registrar for the Common Stock is Boston EquiServe L.P., an affiliate of The First National Bank of Boston.

Preferred Stock

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such series. The description set forth below is subject to and qualified in its entirety by reference to the certificate of designations establishing a particular series of Preferred Stock, which will be filed with the SEC in connection with the offering of such series.

  The Certificate of Incorporation authorizes the issuance of up to 4,000,000 shares of Preferred Stock, $.01 par value per share. Under the terms of the Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. Accordingly, the Board of Directors, without stockholder approval, may issue undesignated stock with terms that could adversely affect the voting power and other rights of holders of Common Stock.

  The existence of undesignated preferred stock may have the effect of discouraging attempts to acquire control of the Company with a view to effecting a merger, sale or exchange of assets or a similar transaction. The anti-takeover effects of the undesignated shares may deny stockholders the opportunity to receive a premium on their stock and may also have a depressive effect on the market price of the Common Stock.

  The transfer agent, registrar, and dividend disbursement agent for a series of Preferred Stock will be selected by the Company and will be described in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to stockholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

Rights Plan

 Rights

  The Board of Directors of the Company, pursuant to a stockholders rights plan (the "Rights Plan") has declared a dividend of one right (the "Rights") for each outstanding share of Common Stock. The Rights were issued to the holders of record of Common Stock outstanding on the Rights issuance date, and with respect to Common Stock issued thereafter until the Distribution Date (as defined below), and, in certain circumstances, with respect to Common Stock issued after the Distribution Date. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth (1/1000th) of a share of Preferred Stock (the "Preferred Shares") at a price of $50 per (1/1000th) of a share, subject to adjustment in certain circumstances (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and the Rights Agent named therein. The Rights will not be exercisable until the Distribution Date and will expire on the tenth annual anniversary of the Rights Agreement (the "Expiration Date"), unless earlier redeemed by the Company. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends with respect to the Rights of the Preferred Shares relating thereto.

 Distribution Date

  Under the Rights Agreement, the Distribution Date is the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of Common Stock (such person or group being an "Acquiring Person"), unless provisions preventing accidental triggering of the distribution of the Rights apply, and (ii) the close of business on such date, if any, as may be designated by the Board of Directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of Common Stock.

 Triggering Event and Effect of Triggering Event

  At such time as there is an Acquiring Person, the Rights will entitle each holder (other than such Acquiring Person) of a Right to purchase, for the Purchase Price, that number of one one-thousandths (1/1000ths) of a Preferred Share equivalent to the number of shares of Common Stock which at the time of such event would have a market value of twice the Purchase Price.

  In the event the Company is acquired in a merger or other business combination by an Acquiring Person or an affiliate or associate of an Acquiring Person that is a publicly traded corporation or 50% or more of the Company's assets or assets representing 50% or more of the Company's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an affiliate or associate of an Acquiring Person, each Right will entitle its holder (other than Rights beneficially owned by such Acquiring Person or its affiliates or associates) to purchase, for the Purchase Price, that number of common shares of such corporation (or, if such corporation is not a publicly traded corporation, that number of common shares of an affiliate of such corporation that has publicly traded shares) which at the time of the transaction would have a market value or, in certain circumstances, book value of twice the Purchase Price.

 Redemption

  At any time prior to the earlier of (i) such time as a person or group becomes an Acquiring Person and (ii) the Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price (in cash or Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.10 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  In addition, at any time after there is an Acquiring Person, the Board of Directors may elect to exchange each Right for consideration per Right consisting of one-half of the securities that would be issuable at such time upon exercise of one Right pursuant to the terms of the Rights Agreement.

 Amendment

  At any time prior to the Distribution Date, the Company may, without the approval of any holder of any Rights, supplement or amend any provision of the Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the definition of Acquiring Person, the time during which the Rights may be redeemed or the terms of the Preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price (other than pursuant to certain adjustments therein) or provides for an earlier Expiration Date.

 Certain Effects of the Rights Plan

  The Rights Plan is designed to protect stockholders of the Company in the event of unsolicited offers to acquire the Company and other coercive takeover tactics which, in the opinion of the Board of Directors, could impair its ability to represent stockholder interests. The provisions of the Rights Plan may render an unsolicited takeover of the Company more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the stockholders of the Company.

Delaware Law and Certain Charter and By-Law Provisions

  The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

  The Company's Amended and Restated By-Laws (the "Amended and Restated By-Laws") provide for the division of the Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, the Amended and Restated By-Laws provide that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of capital stock of the corporation entitled to vote. Under the Company's Amended and Restated By-Laws, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

  The Company's Amended and Restated By-Laws also provide that any action required or permitted to be taken by the stockholders of the Company at an annual meeting or special meeting of stockholders may be taken only if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice thereof to the Secretary of the Company, subject to certain exceptions, not less than 70 days nor more than 90 days prior to the anniversary date of the previous annual meeting. In addition, the Amended and Restated By-Laws provide that the Company need not present a stockholder proposal which was otherwise submitted properly, if such stockholder or its representative does not appear to present such proposal at the annual meeting. The Amended and Restated By-Laws further provide that special meetings of the stockholders may only be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Company or by the Board of Directors. Under the Company's Amended and Restated By-Laws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain other requirements regarding notice to the Company. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company. These provisions may also discourage another person or entity from making a tender offer for the Common Stock, because such person or entity, even if acquired a majority of the outstanding voting securities of the Company, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

  The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's Certificate of Incorporation or By-Laws, unless a corporation's Certificate of Incorporation or By-Laws, as the case may be, requires a greater percentage. The Company's Amended and Restated By-Laws require the affirmative vote of the holders of at least 75% of the shares of capital stock of the Company issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

  The Company's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, the Company's Certificate of Incorporation contains provisions to indemnify the Company's directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

                       DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares (as defined below) and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of Preferred Stock that will be filed with the SEC in connection with the offering of such series of Preferred Stock.

General

  The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a depositary to the public of receipts for depositary shares ("Depositary Shares"), each of which will represent fractional interests of a particular series of Preferred Stock (which will be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock).

  The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the depositary with respect to such Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of Depositary Shares will be entitled, in proportion to the applicable fractional interests in shares of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Shares (including dividend, voting, redemption, conversion, and liquidation rights).

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement.

Dividends and Other Distributions

  The depositary will distribute all cash dividends or other cash distributions received with respect to Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to the holders of Depositary Shares.

Redemption of Depositary Shares

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon such redemption and any money, securities, or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the depositary of the Depositary Receipts evidencing such Depositary Shares.

Voting the Preferred Stock

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment and Termination of Depositary Agreement

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the depositary only if
(a) all outstanding Depositary Shares relating thereto have been redeemed or
(b) there has been a final distribution with respect to the Preferred Stock of the relevant series in connection with any liquidation, dissolution, or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

Charges of Depositary

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

  The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary, any such designation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

  The depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the depositary and that the Company is required to furnish to the holders of the Preferred Stock.

  Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding with respect to any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

                            DESCRIPTION OF WARRANTS

  The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the SEC in connection with the offering of such Warrants.

Debt Warrants

  The Prospectus Supplement relating to a particular issue of Debt Warrants will describe the terms of such Debt Warrants, including the following: (a) the title of such Debt Warrants; (b) the offering price for such Debt Warrants, if any; (c) the aggregate number of such Debt Warrants; (d) the designation and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (e) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (f) if applicable, the date from and after which such Debt Warrants and any Debt Securities issued therewith will be separately transferable; (g) the principal amount of Debt Securities purchasable upon exercise of a Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such Debt Warrants that may be exercised at any one time; (j) whether the Debt Warrants represented by the Debt Warrant certificates or Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency (including the Euro) or currency units (including ECUs) in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such Debt Warrants, if any; (o) the redemption or call provisions, if any, applicable to such Debt Warrants; and (p) any additional terms of such Debt Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Debt Warrants.

Stock Warrants

  The Prospectus Supplement relating to any particular issue of Preferred Stock Warrants or Common Stock Warrants will describe the terms of such Warrants, including the following: (a) the title of such Warrants; (b) the offering price for such Warrants, if any; (c) the aggregate number of such Warrants; (d) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of such Warrants; (e) if applicable, the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such Offered Security; (f) if applicable, the date from and after which such Warrants and any Offered Securities issued therewith will be separately transferable; (g) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time; (j) the currency (including the Euro) or currency units (including ECUs) in which the offering price, if any, and the exercise price are payable; (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such Warrants, if any; (m) the redemption or call provisions, if any, applicable to such Warrants; and (n) any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, or through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the Offered Securities and the proceeds, to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Offered Securities may be listed.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If dealers are utilized in the sale of Offered Securities with respect to which this Prospectus is delivered, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  Offered Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, dealers, and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  Some or all of the Offered Securities may be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

  In order to facilitate the offering of the Offered Securities, any underwriters or agents, as the case may be, involved in the offering of such Offered Securities may engaged in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities or any other securities the prices of which may be used to determine payments on such Offered Securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such Offered Securities for their own account. In addition, to cover overallotments or to stabilize the price of such Offered Securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such Offered Securities or any such other securities in the open market. Finally, in any offering of such Offered Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Offered Securities in the offering if the syndicate repurchases previously distributed Offered Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Offered Securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

  Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto.

  Certain of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                LEGAL OPINIONS

  The validity of the Offered Securities will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS


  The consolidated balance sheets of ChiRex Inc. as of December 31, 1996, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1998 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their report with respect thereto and have been included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

      SEC Registration Fee......................................... $ 29,085.75
      Accounting Fees and Expenses.................................  100,000.00
      Legal Fees and Expenses......................................  200,000.00
      Printing, Engraving and Mailing Expenses.....................   25,000.00
                                                                    -----------
      Total........................................................ $354,085.75
                                                                    ===========

Item 15. Indemnification of Directors and Officers

  Article EIGHTH of the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

  Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. In the event the Registrant does not assume the defense of an action in accordance with the Certificate of Incorporation, expenses shall be advanced to a director or officer at his request prior to the final disposition of the matter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

  Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director, or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

  Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided, that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Pursuant to the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibits 1 hereto.

  The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors and officers.

Item 16. Exhibits

 Exhibit
  No.                                    Description
 -------                                 -----------
  1          Form of Underwriting Agreement.
  4.1*       Specimen Certificate for Shares of Common Stock, $.01 par value, of the Registrant.
  4.2*****   Facilities Agreement between ChiRex (Holdings) Limited and Bankers
             Trust Company.
  4.3*****   Pledge Agreement between ChiRex Inc. and Bankers Trust Company.
  4.4******  Form of Indenture.
  4.5******  Form of Depositary Agreement.
  4.6******  Form of Warrant Agreement.
  4.7******* Deeds of Accession to the Facilities Agreement by ChiRex America
             Inc. and ChiRex Technologies Center Inc., as Guarantors.
  4.8******* Amendment No. 3 dated February 19, 1999, to the Facilities
             Agreement.
  5          Opinion of Cravath, Swaine & Moore with respect to the validity of the securities being offered.
 10.1*       1995 Employee Stock Purchase Plan.
 10.2***     1997 Stock Incentive Plan.
 10.3*****   Amended and Restated 1995 Director Stock Option Plan.
 10.4******* Employment Agreement with Michael A. Griffith dated as of
             September 1, 1998.
 10.5******* Amended and Restated Employment Agreement with Frank J. Wright dated as of June 24, 1998 and Amendment No. 1 dated December 16,
             1998.
 10.6******* Amended and Restated Employment Agreement with Jon E. Tropsa dated as of April 15, 1998.
 10.7******* Employment Agreement with Ian D. Shott dated as of June 9, 1998.

 10.8******* Employment Agreement with Roger B. Pettman dated as of April 15,
             1998.
 10.9******* Amended and Restated Employment Agreement with David F. Raynor dated as of July 1, 1998.
 10.10***    ChiRex Pension Scheme.
 10.11+***   Supply Agreement dated as of January 21, 1997 between ChiRex Inc.
             and Cell Therapeutics, Inc.
 10.12+***   License Agreement dated as of January 28, 1997 between ChiRex Inc.
             and President and Fellows of Harvard College.
 10.13*      Contract Research Agreement by and between the Registrant and
             Sepracor Inc. dated December 21, 1995.
 10.14*      Contract Manufacturing Agreement by and between the Registrant and
             Sepracor Inc.
 10.15*      Technology Transfer and License Agreement by and between the
             Registrant and Sepracor Inc., dated as of January 1, 1995, as amended.
 10.16*      Corporate Services Agreement by and between the Registrant and
             Sepracor Inc. dated December 21, 1995.
 10.17*      Supply Agreement by and between the Registrant and Sepracor Inc.
             dated December 21, 1995.
 10.18*      Technology Development Agreement by and between SepraChem Inc. and
             Sandoz Pharma Ltd., dated October 1, 1995.
 10.19*      License Agreement by and between Sepracor Inc. and Massachusetts
             Institute of Technology, dated May 5, 1989.
 10.20*      License Agreement by and between Sepracor Inc. and Massachusetts
             Institute of Technology, dated June 21, 1991.
 10.21*      License Agreement by and between Sepracor Inc. and Research
             Corporation Technologies, Inc., dated March 13, 1991.
 10.22*      License Agreement by and between Sepracor Inc. and Research
             Corporation Technologies, Inc., dated September 10, 1992.
 10.23*      License Agreement by and between Sepracor Inc. and Tanabe Seiyaku
             Co., Ltd., dated October 30, 1990.
 10.24*      Toll Manufacturing Agreement by and between Sterling Organics
             Limited and Rohm and Haas (UK) Limited, dated July 4, 1991.
 10.25*      Toll Manufacturing Agreement by and between Sterling Organics
             Limited and Rohm and Haas (UK) Limited, dated August 27, 1987.
 10.26*      Supply Agreement by and between Sterling Organics Limited and
             Sanofi S.A., dated August 10, 1995.
 10.27*      Supply Agreement by and between Sterling Organics Limited and
             Sanofi S.A. dated August 10, 1995.
 10.28*      Supply Agreement by and between Sterling Organics and Sanofi S.A., dated August 10, 1995.
 10.29*      Sterling/Currency LIBOR Revolving Credit Facility between Midland
             Bank plc and ChiRex (Holdings) Limited, dated as of August 2,
             1996.
 10.30*      Procedural Joint Union Agreement by and between Sterling Organics and AEEU, dated July 7, 1975.
 10.31*      House Agreement by and between Sterling Organics Limited and AEEU, dated February 1976.
 10.32*      Procedural Agreement by and between Sterling Organics Limited and
             EESA, dated November 3, 1979.
 10.33*      Agreement by and between Sterling Organics Limited and ACTS, dated
             July 19, 1978.

 10.34*       Escrow Agreement by and between the Registrant, Roger B. Pettman and Broomes Secretarial
              Services Limited.
 10.35*       Escrow Agreement by and between Alan R. Clark, David F. Raynor,
              John E. Weir,
              J. Graham Thorpe, Hugh F. Ford, William Riddle, Geoff B. Loxham,
              C. Lyn Chapple,
              David A. Routledge and Broomes Secretarial Services Limited.
 10.36+*****  Supply Agreement between ChiRex Inc. and Glaxo Wellcome plc.
 10.37******* Exclusive Licensing Agreement with Massachusetts Institute of
              Technology dated May 22, 1998.
 10.38******* Consulting Agreement with Eric N. Jacobsen dated as of October 1,
              1998.
 10.39+****   Asset Purchase Agreement between ChiRex Limited, ChiRex Inc. and
              Rhone-Poulenc Chimie S.A.
 10.40+*****  Asset Purchase Agreement between ChiRex Inc. and Glaxo Wellcome plc.
 10.41******* Consulting Agreements dated as of April 18, 1998, with Elizabeth
              M. Greetham and
              W. Dieter Zander.
 10.42******* Assignment Agreements to ChiRex America, Inc. dated as of May 19,
              1998, of the License
              Agreements listed under Exhibits 10.19, 10.20 and 10.22.
 10.43******* Amendment No. 3 dated as of May 19, 1998, to the Technology
              Transfer and License Agreement.
 10.44******* Lease Agreement dated November 1, 1998, and Amendment to the
              Lease Agreement.
 12           Computation of Ratio of Earnings to Fixed Charges and Earnings to
              Fixed Charges--Coverage Deficiency for the Registrant.
 23.1         Consent of Arthur Andersen LLP.
 23.2         Consent of Cravath, Swaine & Moore (included in Exhibit 5).
 24           Power of Attorney (included on page II-7)
 25******     Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 of United States Trust Company of New York,
              as trustee, on Form T-1.

--------
      * Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant (File no. 33-80831).
     ** Incorporated by reference to the Form 8-K previously filed by the Registrant on September 11, 1996.
    *** Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant (File no. 333-22401).
   **** Incorporated by reference to the Form 8-K previously filed by the Registrant on April 11, 1997.
  ***** Incorporated by reference to the Form 8-K previously filed by the Registrant on November 17, 1997.
 ****** Incorporated by reference to the corresponding exhibits in the Registration Statements on Form S-3 previously filed by the Registrant (File no. 333-68849).
******* Incorporated by reference to the corresponding exhibits in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 previously filed by the Registrant.
      +  Confidential treatment received as to certain portions.

Item 17. Undertakings.

  (A) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

    Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as applicable) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (C) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (D) The undersigned Registrant hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut on May 26, 1999.

                                          CHIREX INC.

                                                  /s/ Michael A. Griffith
                                          By: _________________________________
                                                   Michael A. Griffith,
                                               Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby authorizes and appoints Michael A. Griffith as his or her attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                         Title                Date

       /s/ Michael A. Griffith         Chairman of the Board,    May 26, 1999
-------------------------------------   Chief Executive
         Michael A. Griffith            Officer, and Director
                                        (principal executive
                                        officer)

                                       Director
-------------------------------------
             Dirk Detert

        /s/ Eric N. Jacobsen           Director                  May 26, 1999
-------------------------------------
          Eric N. Jacobsen

        /s/ W. Dieter Zander           Director                  May 26, 1999
-------------------------------------
          W. Dieter Zander

          /s/ Jon E. Tropsa            Vice President,           May 26, 1999
-------------------------------------   Finance (principal
            Jon E. Tropsa               financial and
                                        accounting officer)

                                 EXHIBIT INDEX

 Exhibit
  No.                                    Description
 -------                                 -----------
  1          Form of Underwriting Agreement.
  4.1*       Specimen Certificate for Shares of Common Stock, $.01 par value, of the Registrant.
  4.2*****   Facilities Agreement between ChiRex (Holdings) Limited and Bankers
             Trust Company.
  4.3*****   Pledge Agreement between ChiRex Inc. and Bankers Trust Company.
  4.4******  Form of Indenture.
  4.5******  Form of Depositary Agreement.
  4.6******  Form of Warrant Agreement.
  4.7******* Deeds of Accession to the Facilities Agreement by ChiRex America
             Inc. and ChiRex Technologies Center Inc., as Guarantors.
  4.8******* Amendment No. 3 dated February 19, 1999, to the Facilities
             Agreement.
  5          Opinion of Cravath, Swaine & Moore with respect to the validity of the securities being offered.
 10.1*       1995 Employee Stock Purchase Plan.
 10.2***     1997 Stock Incentive Plan.
 10.3*****   Amended and Restated 1995 Director Stock Option Plan.
 10.4******* Employment Agreement with Michael A. Griffith dated as of
             September 1, 1998.
 10.5******* Amended and Restated Employment Agreement with Frank J. Wright dated as of June 24, 1998 and Amendment No. 1 dated December 16,
             1998.
 10.6******* Amended and Restated Employment Agreement with Jon E. Tropsa dated as of April 15, 1998.
 10.7******* Employment Agreement with Ian D. Shott dated as of June 9, 1998.
 10.8******* Employment Agreement with Roger B. Pettman dated as of April 15,
             1998.
 10.9******* Amended and Restated Employment Agreement with David F. Raynor dated as of July 1, 1998.
 10.10***    ChiRex Pension Scheme.
 10.11+***   Supply Agreement dated as of January 21, 1997 between ChiRex Inc.
             and Cell Therapeutics, Inc.
 10.12+***   License Agreement dated as of January 28, 1997 between ChiRex Inc.
             and President and Fellows of Harvard College.
 10.13*      Contract Research Agreement by and between the Registrant and
             Sepracor Inc. dated December 21, 1995.
 10.14*      Contract Manufacturing Agreement by and between the Registrant and
             Sepracor Inc.
 10.15*      Technology Transfer and License Agreement by and between the
             Registrant and Sepracor Inc., dated as of January 1, 1995, as amended.
 10.16*      Corporate Services Agreement by and between the Registrant and
             Sepracor Inc. dated December 21, 1995.
 10.17*      Supply Agreement by and between the Registrant and Sepracor Inc.
             dated December 21, 1995.
 10.18*      Technology Development Agreement by and between SepraChem Inc. and
             Sandoz Pharma Ltd., dated October 1, 1995.
 10.19*      License Agreement by and between Sepracor Inc. and Massachusetts
             Institute of Technology, dated May 5, 1989.
 10.20*      License Agreement by and between Sepracor Inc. and Massachusetts
             Institute of Technology, dated June 21, 1991.

 10.21*       License Agreement by and between Sepracor Inc. and Research
              Corporation Technologies, Inc., dated March 13, 1991.
 10.22*       License Agreement by and between Sepracor Inc. and Research
              Corporation Technologies, Inc., dated September 10, 1992.
 10.23*       License Agreement by and between Sepracor Inc. and Tanabe Seiyaku
              Co., Ltd., dated October 30, 1990.
 10.24*       Toll Manufacturing Agreement by and between Sterling Organics
              Limited and Rohm and Haas (UK) Limited, dated July 4, 1991.
 10.25*       Toll Manufacturing Agreement by and between Sterling Organics
              Limited and Rohm and Haas (UK) Limited, dated August 27, 1987.
 10.26*       Supply Agreement by and between Sterling Organics Limited and
              Sanofi S.A., dated August 10, 1995.
 10.27*       Supply Agreement by and between Sterling Organics Limited and
              Sanofi S.A. dated August 10, 1995.
 10.28*       Supply Agreement by and between Sterling Organics and Sanofi
              S.A., dated August 10, 1995.
 10.29*       Sterling/Currency LIBOR Revolving Credit Facility between Midland
              Bank plc and ChiRex (Holdings) Limited, dated as of August 2,
              1996.
 10.30*       Procedural Joint Union Agreement by and between Sterling Organics and AEEU, dated July 7, 1975.
 10.31*       House Agreement by and between Sterling Organics Limited and
              AEEU, dated February 1976.
 10.32*       Procedural Agreement by and between Sterling Organics Limited and
              EESA, dated November 3, 1979.
 10.33*       Agreement by and between Sterling Organics Limited and ACTS, dated July 19, 1978.
 10.34*       Escrow Agreement by and between the Registrant, Roger B. Pettman and Broomes Secretarial Services Limited.
 10.35*       Escrow Agreement by and between Alan R. Clark, David F. Raynor,
              John E. Weir, J. Graham Thorpe, Hugh F. Ford, William Riddle,
              Geoff B. Loxham, C. Lyn Chapple, David A. Routledge and Broomes
              Secretarial Services Limited.
 10.36+*****  Supply Agreement between ChiRex Inc. and Glaxo Wellcome plc.
 10.37******* Exclusive Licensing Agreement with Massachusetts Institute of
              Technology dated May 22, 1998.
 10.38******* Consulting Agreement with Eric N. Jacobsen dated as of October 1,
              1998.
 10.39+****   Asset Purchase Agreement between ChiRex Limited, ChiRex Inc. and
              Rhone-Poulenc Chimie S.A.
 10.40+*****  Asset Purchase Agreement between ChiRex Inc. and Glaxo Wellcome plc.
 10.41******* Consulting Agreements dated as of April 18, 1998, with Elizabeth
              M. Greetham and W. Dieter Zander.
 10.42******* Assignment Agreements to ChiRex America, Inc. dated as of May 19,
              1998, of the License Agreements listed under Exhibits 10.19,
              10.20 and 10.22.
 10.43******* Amendment No. 3 dated as of May 19, 1998, to the Technology
              Transfer and License Agreement.
 10.44******* Lease Agreement dated November 1, 1998, and Amendment to the
              Lease Agreement.
 12           Computation of Ratio of Earnings to Fixed Charges and Earnings to
              Fixed Charges--Coverage Deficiency for the Registrant.
 23.1         Consent of Arthur Andersen LLP.

 23.2     Consent of Cravath, Swaine & Moore (included in Exhibit 5).
 24       Power of Attorney (included on Page II-7)
 25****** Statement of Eligibility and Qualification under the Trust Indenture
          Act of 1939 of United
          States Trust Company of New York, as trustee, on Form T-1.

--------
    * Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant (File no. 33-80831).
   ** Incorporated by reference to the Form 8-K previously filed by the Registrant on September 11, 1996.
  *** Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant (File no. 333-22401).
 **** Incorporated by reference to the Form 8-K previously filed by the Registrant on April 11, 1997.
***** Incorporated by reference to the Form 8-K previously filed by the Registrant on November 17, 1997.
****** Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-3 previously filed by the Registrant (File no. 333-68849).
******* Incorporated by reference to the corresponding exhibits in the Annual
        Report on Form 10-K for the fiscal year ended December 31, 1998 previously filed by the Registrant.
    +   Confidential treatment received as to certain portions.